UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  May 10, 2022

MannKind Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50865	13-3607736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Casper Street, Danbury, Connecticut 06810

(Address of Principal Executive Offices) (Zip Code)

(818) 661-5000

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MNKD	The Nasdaq Stock Market LLC

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at our 2022 Annual Meeting of Stockholders held on May 10, 2022 (the “Annual Meeting”), as well as the number of votes with respect to each matter.

•

Our stockholders elected each of the nine individuals nominated by our Board of Directors to serve as directors until the next annual meeting of stockholders. The tabulation of votes in the election was as follows:

	Shares	Shares	Broker
Nominee	Voted For	Withheld	Non-Votes
James S. Shannon	83,042,955	5,879,258	87,503,371
Michael E. Castagna	84,270,891	4,651,322	87,503,371
Ronald J. Consiglio	83,874,593	5,047,620	87,503,371
Michael A. Friedman	84,044,088	4,878,125	87,503,371
Jennifer Grancio	84,676,832	4,245,381	87,503,371
Anthony Hooper	84,639,395	4,282,818	87,503,371
Sabrina Kay	82,880,644	6,041,569	87,503,371
Kent Kresa	83,198,365	5,723,848	87,503,371
Christine Mundkur	83,073,427	5,848,786	87,503,371

•

Our stockholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed in our definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on March 30, 2022. The tabulation of votes on this matter was as follows: shares voted for: 78,653,564; shares voted against: 9,044,501; shares abstaining: 1,224,148; and broker non-votes: 87,503,371.

•

Our stockholders ratified the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. The tabulation of votes on this matter was as follows: shares voted for: 172,202,911; shares voted against: 2,933,726; shares abstaining: 1,288,947; and broker non-votes: 0.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MannKind Corporation

Date: May 12, 2022	By:	/s/ David Thomson, Ph.D., J.D.
David Thomson, Ph.D., J.D.
Executive Vice President, General Counsel and Secretary